EXHIBIT 99.2

DESCRIPTION OF BUSINESS COMBINATION WITH ST JUDE RESOURCES LTD.

(All monetary figures are in United States dollars)

      Golden Star Resources Ltd. (“Golden Star”) and St. Jude Resources Ltd. (“St. Jude”) jointly announced on September 27, 2005 their agreement for Golden Star to acquire all of the outstanding common shares, options and warrants to purchase common shares of St. Jude. On November 11, 2005 a definitive agreement was signed. Under the agreement, Golden Star will exchange 0.72 of Golden Star’s common shares for each outstanding common share of St. Jude, and St. Jude options and warrants will be exchanged for a proportionate number of Golden Star options and warrants. A total of approximately 37.2 million Golden Star common shares will be issued in the exchange of common shares or upon exercise of exchanged options and warrants.

      Immediately following the exchange, assuming that all St. Jude options and warrants are exchanged for Golden Star options and warrants as provided for in the agreement, and that all in-the-money options and warrants are immediately exercised, approximately 84% of Golden Star’s outstanding common shares would be held by Golden Star shareholders and approximately 16% would be held by former St. Jude shareholders taking into account the 29.2 million Golden Star common shares to be issued on December 30, 2005 related to the previously announced equity offering. Golden Star’s board of directors and management will continue in their positions after the transaction and one person designated by St. Jude will become a director of Golden Star. The corporate office of the combined company will be the headquarters of Golden Star. As Golden Star is the acquirer for purposes of applying purchase accounting, St. Jude’s assets and liabilities have been restated in the pro forma financial statements presented below to reflect their estimated fair values as of the date of the announcement of the proposed acquisition.

      The pro forma financial statements are based upon a Golden Star common share price of $3.41, this amount being the volume weighted average common share price of Golden Star for the five trading day period commencing two trading days before and ending two trading days after announcement of the pre-merger agreement.

      The preliminary allocation of the purchase price is summarized in the table below (in thousands of dollars). This allocation is subject to change.

Purchase price:

47,098,194 St. Jude common shares outstanding	$115,635

Estimated transaction costs	4,300

Estimated new debt	1,500

Estimated fair value of warrants issued	526

Total purchase price (increase in pro form share capital)	$121,961

Purchase price allocation:

Cash and cash equivalents	$5,367

Short term investments	4,351

Accounts receivable	21

Prepaids and other	62

Mining properties	127,400

Property plant and equipment, net	309

Goodwill	23,151

Accounts payable	(924)

Other accrued liabilities	(4,300)

Long-term debt	(1,500)

Future income taxes	(31,976)

Total allocation of purchase price	$121,961

      The combination of Golden Star and St. Jude has been approved by the applicable authorities and by the shareholders and convertible security holders of St. Jude. The fair value of St. Jude’s assets and liabilities will ultimately be determined at the date of closing of the transaction. Therefore, it is likely that the fair values of assets and liabilities will vary from those shown above and the differences may be material.

BASIS OF PRESENTATION

      Set out below are the unaudited consolidated pro forma balance sheet of Golden Star at September 30, 2005 and the unaudited consolidated pro forma statements of operations of Golden Star for the year ended December 31, 2004 and the nine months ended September 30, 2005. Since St. Jude’s fiscal year end and quarterly reporting periods end one month after Golden Star’s comparable reporting period, the pro forma financial statements utilize St. Jude’s year ended January 31, 2005 and the nine months operating results ended July 31, 2005. St. Jude’s nine months operating results ended July 31, 2005 were determined by combining the operating results for the quarter ended January 31, 2005 with the operating results for the six months ended July 31, 2005. These statements have been prepared by Golden Star’s management to assist you in your analysis of the financial effects of the proposed acquisition of St. Jude. The Golden Star information has been derived from its unaudited financial statements as of September 30, 2005 and for the nine months ended September 30, 2005 and from its audited financial statements for the year ended December 31, 2004. Golden Star’s historical data was prepared using accounting principles generally accepted in Canada.

      The pro forma information has been compiled using St. Jude’s information for the comparable periods ending one month later than Golden Star’s, as described above. St. Jude’s historical data was prepared using accounting principles generally accepted in Canada, although St. Jude has elected to expense exploration and development costs and Golden Star capitalizes such costs.

      It is management’s opinion that these pro forma consolidated financial statements include all adjustments necessary for the fair presentation, in all material respects, of the transaction described above in accordance with Canadian generally accepted accounting principles applied on a basis consistent with Golden Star’s accounting policies.

      The pro forma consolidated financial statements are not intended to reflect the results of operations or the financial position of Golden Star that would have actually resulted had the proposed transactions been effected on the dates indicated. Further, the pro forma financial information is not necessarily indicative of the results of operations that may be obtained in the future. The unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements and notes thereto of Golden Star and St. Jude, described above.

GOLDEN STAR RESOURCES LTD.

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

For the year ended December 31, 2004

	As Reported

	Golden	St. Jude			Pro Forma	Pro Forma
	Star	(in Cdn$)	Note 2		Adjustments	Consolidated

	(Expressed in thousands of United States dollars, except per share
	amounts and unless otherwise stated)
	(Unaudited)

Gold sales	$60,690	$—			$—	$60,690

Royalty income	3,049	—			—	3,049

Interest and other income	1,290	218	(b	)	(49)	1,459

Total Revenues	65,029	218			(49)	65,198

Mining operations	39,095	—			—	39,095

Depreciation, depletion and amortization	8,096	—			—	8,096

Accretion of asset retirement obligations	645	—			—	645

Total mine operating costs	47,836	—			—	47,836

Exploration expense	895	5,987	(l	)	(5,987)	895

Corporate general and administrative expense	13,032	2,366	(b	)	(537)	14,861

Interest and other expense	889	5	(b	)	(1)	893

Total Expenses	62,652	8,358			(6,525)	64,485

Income (loss) before minority interest	2,377	(8,140)			6,476	713

Minority interest	(1,277)	—			—	(1,277)

Income (loss) before income taxes	1,100	(8,140)			6,476	(564)

Income tax	1,542	—			—	1,542

Net (loss) income	$2,642	$(8,140)			$6,476	$978

Earnings (loss) per share

Basic	$0.019	$(0.215)				$0.006

Diluted	$0.018	$(0.215)				$0.006
Weighted-average number of shares outstanding (in millions of shares)

Basic	138.3	37.9				172.2

Diluted	143.7	38.9				177.5

GOLDEN STAR RESOURCES LTD.

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

For the nine months ended September 30, 2005

	Nine Months Ended
	As Reported or Restated				Nine Months Ended

	Golden	St. Jude			Pro Forma	Pro Forma
	Star	(in Cdn$)	Note 2		Adjustments	Consolidated

	(Expressed in thousands of United States dollars, except
	per share amounts and unless otherwise stated)
	(Unaudited)

Gold sales	$63,329	$—			$—	$63,329

Royalty income	3,254	—			—	3,254

Interest and other income	1,322	157	(b	)	(29)	1,450

Total Revenues	67,905	157			(29)	68,033

Mining operations	52,026	—			—	52,026

Depreciation, depletion and amortization	10,552	—			—	10,552

Accretion of asset retirement obligations	540	—			—	540

Total mine operating costs	63,118	—			—	63,118

Exploration expense	605	5,227	(l	)	(5,227)	605

Corporate general and administrative expense	6,836	792	(b	)	(147)	7,481

Interest and other expense	4,580	23	(b	)	(4)	4,599

Total Expenses	75,139	6,042			(5,378)	75,803

Income (loss) before minority interest	(7,234)	(5,885)			5,349	(7,770)

Minority interest	(516)	—			—	(516)

Income (loss) before income taxes	(7,750)	(5,885)			5,349	(8,286)

Income tax	(446)	—			—	(446)

Net (loss) income	$(8,196)	$(5,885)			$5,349	$(8,732)

Earnings (loss) per share

Basic	$(0.058)	$(0.151)				$(0.049)

Diluted						$(0.049)
Weighted-average number of shares outstanding (in millions of shares)

Basic	142.5	39.0				176.4

Diluted	144.4	40.0				178.3

GOLDEN STAR RESOURCES LTD.

PRO FORMA CONSOLIDATED BALANCE SHEET

As of September 30, 2005
(Unaudited)

	As Reported or Restated

	Golden	St. Jude		Pro Forma	Pro Forma
	Star	(in Cdn$)	Note 2	Adjustments	Consolidated

	(Expressed in thousands of United States dollars, except as noted)

ASSETS
CURRENT

Cash and cash equivalents	$23,897	$1,042	(b,e)	$4,325	$29,264

Short term investments	19,750	5,334	(b)	(983)	24,101

Accounts receivable	4,711	26	(b)	(5)	4,732

Inventory	25,718	—		—	25,718

Future tax asset	1,096	—		—	1,096

Deposits	7,244	—		—	7,244

Prepaids and other	1,376	76	(b)	(14)	1,438

	83,792	6,478		3,323	93,593

Restricted cash	3,372	—		—	3,372

Long term investments	6,715	—		—	6,715

Deferred exploration and development costs	10,151	—		—	10,151

Property plant and equipment, net	75,096	379	(b)	(70)	75,405

Mining properties, net	118,160	4,147	(f)	123,253	245,560

Mine construction in progress	20,300	—		—	20,300

Deferred stripping	3,160	—		—	3,160

Loan acquisition costs	1,047	—		—	1,047

Goodwill	—	—	(h)	23,151	23,151

Other assets	2,263	—		—	2,263

	$324,056	$11,004		$149,657	$484,717

LIABILITIES
CURRENT

Accounts payable	$8,498	$1,133	(b)	$(209)	$9,422

Other accrued liabilities	23,270	—	(g)	4,300	27,570

Current debt	4,465	—		—	4,465

	36,233	1,133		4,091	41,457

Long-term debt	55,214	—	(g)	1,500	56,714

Future income taxes	—	—	(j)	31,976	31,976

Fair value of derivatives	555	—		—	555

Asset retirement obligations	10,487	—		—	10,487

Other	—	—		—	—

	102,489	1,133		37,567	141,189

Minority interest	6,867	—		—	6,867

SHAREHOLDERS’ EQUITY

Share capital	343,952	52,776	(e,k)	69,185	465,913

Contributed surplus	5,518	5,306	(k)	(5,306)	5,518

Retained earnings	(134,770)	(48,211)	(k)	48,211	(134,770)

	$324,056	$11,004		$149,657	$484,717

NOTES TO THE PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in thousands of United States dollars or shares except per share amounts)

(Unaudited)

1.	PRO FORMA EARNINGS PER SHARE

Year Ended
December 31, 2004

(a) Pro forma basic earnings per share

The weighted-average number of Golden Star common shares for computation of pro forma basic earnings per share is as follows:

Weighted-average number of Golden Star common shares outstanding	138,278

Number of Golden Star common shares to be issued to St. Jude shareholders	33,911

Pro forma basic weighted-average number of Golden Star common shares	172,189

Pro forma net income	$978

Pro forma basic earnings per share	$0.006

(b) Pro forma diluted earnings per share

Pro forma weighted-average number of Golden Star common shares outstanding	172,189

Dilutive effect of Golden Star stock options and warrants	5,350

Pro forma dilutive weighted-average number of Golden Star common shares outstanding	177,539

Pro forma dilutive earnings per share	$0.006

Nine Months
Ended
September 30, 2005

(a) Pro forma basic earnings per share

The weighted-average number of Golden Star common shares for computation of pro forma basic earnings per share is as follows:

Weighted-average number of Golden Star common shares outstanding	142,513

Number of Golden Star common shares to be issued to St. Jude shareholders	33,911

Pro forma basic weighted-average number of Golden Star common shares	176,424

Pro forma net loss	$(8,732)

Pro forma basic loss per share	$(0.049)

(b) Pro forma diluted earnings per share

Pro forma weighted-average number of Golden Star common shares outstanding	176,424

Dilutive effect of Golden Star stock options and warrants	1,878

Pro forma dilutive weighted-average number of Golden Star common shares outstanding	178,302

Pro forma dilutive loss per share	$(0.049)

NOTES TO THE PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Expressed in thousands of United States dollars or shares except per share amounts)

(Unaudited)

2.	SIGNIFICANT ASSUMPTIONS AND ADJUSTMENTS

      The pro forma consolidated financial statements include the following pro forma assumptions and adjustments:

(a) The unaudited pro forma consolidated financial statements have been compiled using the significant accounting policies as set out in the audited financial statements of Golden Star for the year ended December 31, 2004.

(b) St. Jude’s as reported financials are presented in Canadian dollars. The pro forma consolidated statement of operations and the pro forma consolidated balance sheet have been translated from Canadian dollars to US dollars in the pro forma adjustments column using the average exchange rate during the periods in effect for the St. Jude reporting periods (.77 and .81 for the year ended January 31, 2005 and for the nine months ended July 31, 2005, respectively) and the exchange rate at July 31, 2005 (.82), respectively.

(c) The December 31, 2004 pro forma statement of operations assumes that the acquisition occurred on January 1, 2004. The September 30, 2005 pro forma statement of operations assumes that the acquisition occurred on January 1, 2004. The September 30, 2005 balance sheet assumes the acquisition occurred at September 30, 2005.

(d) The December 31, 2004 pro forma statement of operations incorporates St. Jude’s operations for the fiscal year ended on January 31, 2005. The September 30, 2005 pro forma statement of operations incorporates St. Jude’s operations for the nine months ended on July 31, 2005. St. Jude’s nine months operating results ended July 31, 2005 were determined by combining the operating results for the quarter ended January 31, 2005 with the operating results for the six months ended July 31, 2005. The September 30, 2005 balance sheet incorporates St. Jude’s balance sheet as of July 31, 2005.

(e) All St. Jude options and warrants will be exchanged for Golden Star options and warrants. It is assumed that all the in-the-money options and warrants are immediately exercised for Golden Star common shares. The 4.5 million St. Jude warrants not deemed exercised are assumed to be replaced with 3.24 million Golden Star warrants, which were fair valued at $0.5 million and included in share capital and the determination of the estimated purchased price. The estimated fair value of the St. Jude warrants which are assumed to be replaced with Golden Star warrants were valued using the Black-Scholes warrant-pricing model with the following assumptions: Volatility 35%, risk-free interest rate 3.8%, expected life 2 years, strike price $3.55, and grant price of $2.23.

(f) All of St. Jude’s assets and liabilities have been restated where appropriate to reflect estimated fair values using purchase accounting concepts. Estimated mining property fair values are based upon discounted cash flow analysis.

(g) Total transaction costs and fees, including advisors, legal, accounting, exchange fees, regulatory fees, and St. Jude severance costs are estimated to be approximately $4.3 million. A provision for long term debt of $1.5 million was accrued to reflect estimated additional purchase consideration to be paid by St. Jude to a third party.

(h) The excess of the purchase price over the fair value of the net assets is shown as goodwill. The goodwill shown in the pro forma financial statements is based upon a preliminary analysis of the factors involved in determining fair values. The final allocation of the purchase price and the fair values of St. Jude’s assets and liabilities is subject to completion of definitive appraisals which would be carried out following completion of the acquisition.

NOTES TO THE PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Expressed in thousands of United States dollars or shares except per share amounts)

(Unaudited)

(i) No adjustments have been made to reflect expected synergies or cost savings of the proposed merger.

(j) Future income tax liability has been established to reflect adjustments of St. Jude’s asset basis to estimated fair value.

(k) The pro forma information has been compiled using a Golden Star share price of $3.41 per share, being the volume weighted average of the closing price for the five trading day period commencing two trading days before and ending two trading days after announcement of the pre-merger agreement. The total purchase price for accounting purposes is estimated to be $122 million, which is accounted for as an increase to share capital. The retained earnings and contributed surplus of St. Jude are eliminated in purchase accounting.

(l) St. Jude’s exploration costs for the year ended January 31, 2005 and nine months ended July 31, 2005 have been capitalized as deferred exploration to correspond with Golden Star’s accounting policy.